UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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AOL Inc.

(Name of Registrant as Specified In Its Charter)

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AOL INC.

770 Broadway

New York, New York 10003

(212) 652-6400

SUPPLEMENT TO PROXY STATEMENT

This proxy statement supplement (the “Supplement”) supplements our definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 20, 2013 (the “Proxy Statement”) relating to the Annual Meeting of Stockholders of AOL Inc. (“AOL” or the “Company”), to be held on May 3, 2013, at 9:00 a.m. (Eastern Time) at the Sheraton Inner Harbor, 300 South Charles Street, Baltimore, Maryland 21201.

The Proxy Statement set forth a list of the Company’s executive officers as of March 6, 2013, which list included Edward B. Brody.

Mr. Brody has resigned as Executive Vice President and Chief Executive Officer of the AOL Networks segment of the Company in order to pursue other opportunities. Tim Armstrong, AOL Chairman and Chief Executive Officer, will serve as interim Chief Executive Officer of the AOL Networks segment while the Company conducts a search for Mr. Brody’s replacement.

Except as supplemented by the information contained in this Supplement and the Proxy Statement supplement filed with the SEC on April 5, 2013, all information set forth in the Proxy Statement remains accurate in all material respects and should be considered in casting your vote by proxy or at the Annual Meeting.

The date of this supplement to the Proxy Statement is April 11, 2013